UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

JBI, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1783 Allanport Road Thorold, Ontario, Canada	L0S 1K0
(Address of principal executive offices)	(Zip Code)

(905) 384-4383
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Copies to:
Gregg E. Jaclin, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events

On June 14, 2011, JBI, Inc. (“JBI” or the “Company”) announced that its wholly owned subsidiary JBI RE #1 INC (“JBI RE#1”) has been issued a Solid Waste Management Permit (the “Solid Waste Permit”) by the New York State Department of Environmental Conservation (the “NY DEC”) for use at the Company’s Plastic2Oil (P2O) facility located in Niagara Falls, NY. The Solid Waste Permit is effective as of June 14, 2011 and expires on June 30, 2014.

In addition, JBI RE#1 was issued an Air State Facility Permit (the “Air Permit”) by the NY DEC for use at the Company’s facility located in Niagara Falls, NY.  The Air Permit is effective as of June 14, 2011 and expires on June 30, 2014. The Air Permit authorizes the operation of 3 P2O processors at the Company’s Niagara Falls, NY facility.

In Dec 2010, JBI was issued a Consent Order to operate a P2O processor while State Facility Permits were acquired. JBI filed all documentation and applications with the NY DEC within the timelines identified in the Consent Order.

Authorized production at the P2O factory located in Niagara Falls, NY is: JBI will convert scrap plastic that does not have a reasonably available recycling market (post consumer and industrial sources) into liquid and gaseous materials which are recovered for utilization. The gaseous portion will be used to help fuel the P2O process. The liquid will be sold to refining, fuel, and polymer production markets.

The plastic waste allowed to be converted into fuel is described in the permits as: waste plastic material Type 2 (HDPE), Type 4 (LDPE), Type 5 (PP), and other plastics not expressly prohibited by the JBI's Air Permit. At this time, plastics containing halogens are prohibited by the Air Permit.

The above description of the Solid Waste Permit and the Air Permit  (collectively the “Permits”) does not purport to be complete and is qualified in its entity by reference to the Permits which the Company has filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Solid Waste Management Permit Authorization-Under Article 27, Title 7
99.2 Air State Facility Permit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: June 14, 2011	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer